                                                                    EXHIBIT 99.2

                       ONVIA.COM, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 2000
                                (in thousands)

                                                                                               Pro Forma
                                                  Onvia.com, Inc.        Zanova, Inc.         Adjustments          Pro Forma
                                                  ---------------        ------------         -----------          ---------
Assets
Current assets
    Cash and cash equivalents                        $ 139,419            $      161                               $ 139,580
    Short-term investments                              69,800                                                        69,800
    Accounts receivable, net                             3,704                    12                                   3,716
    Inventory                                            3,607                                                         3,607
    Prepaid expenses and other current assets            7,906                     3                                   7,909
                                                     ---------            ----------                               ---------
      Total current assets                             224,436                   176                                 224,612

Property and equipment, net                             13,522                   424                                  13,946
Goodwill                                                                                       $   18,132             18,132
Other assets, net                                        8,700                   138                                   8,838

                                                     ---------            ----------           ----------          ---------
      Total assets                                   $ 246,658            $      738           $   18,132            265,528
                                                     =========            ==========           ==========          =========
Liabilities and Stockholders' Equity
Current liabilities
    Accounts payable                                 $  14,121            $       19                               $  14,140
    Accrued expenses and other                          20,133                   303                                  20,436
    Current portion of long-term debt                    3,794                                                         3,794
                                                     ---------            ----------                               ---------
      Total current liabilities                         38,048                   322                                  38,370

Long-term debt                                           3,502                                                         3,502
                                                     ---------            ----------                               ---------
      Total liabilities                                 41,550                   322                                  41,872

Stockholders' equity
    Common stock and additional paid in capital        338,914                 5,207           $   13,341            357,462
    Unearned stock compensation                        (15,177)                                                      (15,177)
    Accumulated deficit                               (118,629)               (4,791)               4,791           (118,629)
                                                     ---------            ----------           ----------          ---------
      Total stockholders' equity                       205,108                   416               18,132            223,656

                                                     ---------            ----------           ----------          ---------
Total liabilities and equity                         $ 246,658            $      738           $   18,132            265,528
                                                     =========            ==========           ==========          =========

    See notes to the unaudited pro forma financial statements

                       ONVIA.COM, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR SIX MONTHS ENDED JUNE 30, 2000
                     (in thousands, except per share data)

                                                                                                  Pro Forma
                                                         Onvia.com, Inc.      Zanova, Inc.       Adjustments        Pro Forma
                                                         --------------       ------------       -----------        ---------
Revenue                                                     $  50,762           $   291                             $  51,053
Cost of goods sold                                             56,532                                                  56,532
                                                            ---------           -------                             ---------
    Gross margin                                               (5,770)              291                                (5,479)

Operating Expenses
    Sales and marketing                                        37,967               592                                38,559
    Technology and development                                 10,639             1,354                                11,993
    General and administrative                                  5,962               771             $ 3,022             9,755
    Noncash stock-based compensation                            4,740                                                   4,740
                                                            ---------           -------             -------         ---------
      Total operating expenses                                 59,308             2,717               3,022            65,047

                                                            ---------           -------             -------         ---------
Loss from operations                                          (65,078)           (2,426)             (3,022)          (70,526)

Interest income (expense), net                                  4,235                36                                 4,271

                                                            ---------           -------             -------         ---------
Net loss                                                      (60,843)           (2,390)             (3,022)          (66,255)
Reduction of beneficial conversion feature                        287                                                     287
                                                            ---------           -------             -------         ---------
Net loss attributable to common shareholders                $ (60,556)          $(2,390)            $(3,022)        $ (65,968)
                                                            =========           =======             =======         =========

Basic and diluted net loss per common shareholders          $   (1.11)                                              $   (1.16)
                                                            =========                                               =========

Basic and diluted weighted average shares outstanding          54,608                                 2,471            57,079
                                                            =========                               =======         =========

     See notes to the unaudited pro forma financial statements

                       ONVIA.COM, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR YEAR ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                                                                                       Pro Forma
                                                              Onvia.com, Inc.       Zanova, Inc.      Adjustments      Pro Forma
                                                            -------------------   ----------------  ---------------  -------------
Revenue                                                     $            27,177    $           338                    $     27,515
Cost of goods sold                                                       31,574                                             31,574
                                                            -------------------   ----------------                   -------------
     Gross margin                                                        (4,397)               338                          (4,059)

Operating expenses
     Sales and marketing                                                 16,286                510                          16,796
     Technology and development                                           7,444              1,361                           8,805
     General and administrative                                           4,235                375   $        6,044         10,654
     Noncash stock-based compensation                                    10,463                                             10,463
                                                            -------------------   ----------------  ---------------  -------------
          Total operating expenses                                       38,428              2,246            6,044         46,718

                                                            -------------------   ----------------  ---------------  -------------
Loss from operations                                                    (42,825)            (1,908)          (6,044)       (50,777)

Interest income (expense), net                                             (541)                                              (541)

                                                            -------------------   ----------------  ---------------  -------------
Net loss                                                                (43,366)            (1,908)          (6,044)       (51,318)
Beneficial conversion feature                                           (14,008)                                           (14,008)
                                                            -------------------   ----------------  ---------------  -------------
Net loss attributable to common shareholders                $           (57,374)   $        (1,908)  $       (6,044)  $    (65,326)
                                                            ===================   ================= ===============  =============

Basic and diluted net loss per common shareholders          $             (4.59)                                      $      (4.36)
                                                            ===================                                      =============

Basic and diluted weighted average shares outstanding                    12,508                               2,471         14,979
                                                            ===================                     ===============  =============

     See notes to the unaudited pro forma financial statements

                       ONVIA.COM, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   General

  The unaudited pro forma statements of operations for the year ended December 31, 1999 and the six month period ended June 30, 2000 have been prepared as if the merger between Onvia.com, Inc. (the Company) and Zanova, Inc. had occurred as of the beginning of the periods presented. The unaudited pro forma balance sheet has been prepared to reflect the merger on June 30, 2000.

2.   Basis of Presentation

  These unaudited pro financial statements are based on estimates and assumptions. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined entity or indicative of future periods' results of operations that actually would have been realized had the entities been a single entity during these periods.

3.   Pro Forma Loss Per Share

  The pro forma basic net loss per share is based on the combined weighted average number of shares of the Company's common stock outstanding during the period and the number of shares of the Company's common stock issued in the exchange. Historical basic and diluted earnings per share are calculated using the weighted average shares of common stock outstanding, reduced for shares subject to repurchase by the Company. For the year ended December 31, 1999 and the six months ended June 30, 2000, the effects of stock options, warrants and nonvested common stock are excluded from the calculation of diluted net loss per share, as they would be anti-dilutive.

4.   Pro Forma Adjustments

  The purchase price was calculated based upon the average common stock value at the announcement of the merger. To consummate the transaction, the Company issued 2,470,520 shares of the Company's common stock, assumed all of the outstanding options and warrants of Zanova, and incurred approximately $627,000 of transaction costs; this consideration has an aggregate value of $18.5 million.

  The $18.1 million excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the merger was recorded as goodwill. The purchase price allocation is based on management's estimates of the fair value of the net tangible and intangible assets. The book value of the tangible assets acquired and liabilities are assumed to approximate fair value. The estimated useful life of the goodwill is 3 years.